Exhibit 10.3
[Form of Non-Qualified Stock Option Agreement for Employees]
POWERSECURE INTERNATIONAL, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
2008 Stock Incentive Plan
(Net Exercise Model — Employees)
This NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is effective as of the date set forth as the Grant Date in the attached Notice of Stock Option Grant (the “Grant Date”), by and between PowerSecure International, Inc., a Delaware corporation (the “Company”), and the individual named as the Optionee in the attached Notice of Stock Option Grant (the “Optionee”).
Recitals
WHEREAS, the Company has adopted the PowerSecure International, Inc. 2008 Stock Incentive Plan (as amended and/or restated from time to time, the “Plan”); and
WHEREAS, pursuant to the provisions of the Plan, the Board of Directors of the Company, acting directly or through its Compensation Committee (the “Board”), has authorized a grant to the Optionee of an option to purchase shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company on the terms and subject to the conditions set forth in this Agreement;
Agreement
NOW, THEREFORE, in consideration of the premises, the parties hereto, intending to be legally bound hereby, agree as follows:
1. Grant of Option. Upon the terms and subject to the conditions set forth in the Plan, this Agreement and the attached Notice of Stock Option Grant, all of which are incorporated herein by this reference the Company grants to the Optionee the option (the “Option”) to purchase the number of shares of Common Stock set forth on the attached Notice of Stock Option Grant (the “Option Shares”) at the purchase price set forth on the attached Notice of Stock Option Grant (the “Exercise Price”), which Exercise Price the Board of Directors has determined to be equal to or greater than the fair market value of the Common Stock on the Grant Date. Unless otherwise defined herein, all terms defined in the Plan and used in this Agreement shall have the same respective meanings in this Agreement. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2. Vesting of Option. The Option shall vest and become exercisable in accordance with the vesting schedule set forth in the attached Notice of Stock Option Grant (the “Vesting Schedule”).

3. Exercise of Option. To the extent the Option has vested and become exercisable in accordance with the Vesting Schedule, the Option may be exercised by the Optionee (or by any other person permitted by Section 8 hereof to exercise the Option) in accordance with the following provisions:
(a) Method of Exercise. The Option may be exercised, in whole or in part, by giving written notice of exercise to the Company at its principal executive offices stating the number of Option Shares to be purchased upon such exercise, accompanied by payment in full of the Exercise Price for the Option Shares to be purchased. Payment of the Exercise Price shall be made by any of the following methods, or a combination thereof, at the election of the Optionee:
(i)	Cash;

(ii)	Check, bank draft or money order made payable to the Company;

(iii)	Delivery of shares of Common Stock already owned by the Optionee, surrendered in proper form for transfer and valued at their Fair Market Value (as defined in the Plan) on the date of delivery;

(iv)	Irrevocable instructions to a securities broker or dealer acceptable to the Company to sell the Option Shares and deliver all or part of the sales proceeds to the Company; or

(v)
By reducing the number of Option Shares that the Company delivers to the Optionee upon exercise of the Option by an amount of Option Shares equal to (1) the aggregate Exercise Price of the Option, (2) divided by the Fair Market Value of the Option Shares on the date of exercise.

(b) Delivery of Certificates. After payment in full for the Option Shares purchased pursuant to the exercise of the Option has been received, the Company shall deliver to the Optionee (or his designee) properly executed certificates representing such Option Shares as promptly thereafter as is reasonably practicable.
(c) Tax Withholding. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of the Option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Option Shares purchased by exercising this option. Such arrangements to satisfy tax withholding requirements may, among other methods, include the delivery of shares of Common Stock already owned by the Optionee, surrendered in proper form for transfer, or the reduction in the number of Option Shares deliverable by the Company upon exercise of the Option, valued at their Fair Market Value on the date of delivery (for shares already owned by the Optionee) or on the date of exercise (upon reduction in the number of Option Shares to be delivered to the Optionee).

4. Expiration of the Option.
(a) Expiration Date. The Option shall expire upon the “Expiration Date” set forth in the attached Notice of Stock Option Grant (the “Expiration Date”); provided, however, that if the Optionee ceases to be an employee of the Company or of any Subsidiary (as defined in the Plan) of the Company prior to the Expiration Date, then the Optionee’s right to exercise the Option, to the extent it is otherwise then exercisable pursuant to Section 2 hereof, shall be limited as provided in this Section 4.
(b) Death. In the event of the death of the Optionee, the Option may continue to be exercised, to the extent the Option is otherwise exercisable on the date of the Optionee’s death (and without any further vesting), by the Optionee’s estate, personal representative or beneficiary, until the earlier of the Expiration Date or one year after the date of death, on which date the Option shall expire.
(c) Disability. In the event the Optionee’s employment with the Company is terminated due to a “permanent disability” of the Optionee, then the Option may continue to be exercised, to the extent the Option is otherwise exercisable on the date of termination of employment (and without any further vesting), until the earlier of the Expiration Date or one year after the date of termination, on which date the Option shall expire. For purposes hereof, a “permanent disability” shall be deemed to be the physical or mental inability of the Optionee to perform the Optionee’s duties to the Company because of a physical or mental disability expected to last for a continuous period of at least one year.
(d) Termination of Employment. In the event the Optionee’s employment with the Company is terminated for any reason other than those provided in Subsections (b) or (c) above, then the Option may continue to be exercised, to the extent the Option is otherwise exercisable on the date of termination (and without any further vesting), until the earlier of the Expiration Date or the date that is three months after the date of termination of Optionee’s employment, on which date the Option shall expire. For purposes of this Agreement, an Optionee shall be deemed to be “employed” by the Company so long as the Optionee is an employee, director, officer, consultant or advisor of the Company or any Subsidiary (as defined in the Plan) of the Company.
(e) Transfer to Related Subsidiary. In the event the Optionee ceases to be an employee of the Company in order to become an employee of any subsidiary of the Company, or the Optionee ceases to be an employee of any such subsidiary in order to become an employee of the Company or of another subsidiary of the Company, then the Optionee shall be deemed to continue as an employee of the Company for all purposes of this Agreement.
5. Change In Control. In the event of a “Change in Control” (as defined in the Plan), the rights of the Optionee and the terms of the Options shall be governed by the Plan.

6. Adjustments in the Common Stock.
(a) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, split-up, combination, spin-off, combination, repurchase, liquidation, dissolution, exchange of shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is necessary or determined by the Board to be appropriate in order to prevent dilution or enlargement of the Optionee’s rights under this Agreement, then the Board shall proportionately adjust any or all of (i) the number and kind of Option Shares which may thereafter be issued in connection with the Option; (ii) the number and kind of Option Shares issued or issuable with respect to the outstanding Option; and (iii) the Purchase Price.
(b) The grant of this Option shall not affect in any way the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7. Legality of Initial Issuance.
No Option Shares shall be issued upon the exercise of this Option unless and until the Company has determined that:
(a) the Company has taken all actions required to register the Option Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;
(b) any and all applicable listing rules, regulations and requirements of any stock exchange or other securities market on which the Common Stock is listed or traded has been satisfied; and
(c) any other applicable provision of state or federal law has been satisfied.
8. Transferability of the Option. Except as otherwise provided in the Plan or in this Agreement, the Option shall not be transferable in any manner by the Optionee other than as follows:
(a) By will or the laws of descent and distribution;
(b) Pursuant to a Qualified Domestic Relations Order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974; or
(c) Without consideration (other than in exchange for an interest in one of the following partnerships, limited liability companies or other entities), to (i) the Optionee’s spouse, children or grandchildren (whether by blood, adoption or step) (“Family Members”), (ii) any trust in which Optionee and such Optionee’s Family Members have more than 50% of the beneficial interests, or (iii) any partnership, limited liability company or other entity in which the Optionee and such Optionee’s Family Members own more than 50% of the voting interests, provided that (x) following any transfer of the Option pursuant to this Section 8(c), the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Agreement, any reference to the Optionee shall be deemed to refer to the transferee, (y) in the event of a transferee’s death, the Option may be exercised by the personal representative of the transferee’s estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the transferee’s will or under applicable laws of descent and distribution, and (z) the events of expiration of the Option set forth in Section 4 hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent and for the period specified in Section 4 hereof.

9. Plan Controls. This Option is granted pursuant to, and shall be interpreted in a manner consistent with, the Plan. All terms and conditions of the Plan applicable to the Option which are not set forth in this Agreement shall be deemed to be incorporated herein by this reference. Optionee acknowledges he has received a copy of the Plan prior to executing this Agreement. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern, be control and supersede and conflicting terms of this Agreement.
10. No Rights As Stockholder Until Exercise. The Optionee shall have no rights as a stockholder with respect to the Option Shares unless and until such time as the Optionee has exercised the Option by delivering a properly completed and executed notice of exercise and has paid in full the Purchase Price for the number of Option Shares for which the Option is to be so exercised in accordance with Section 3 hereof and certificates representing the Option Shares have been issued to the Optionee with respect thereto. Except as expressly provided in the Plan and Section 6 hereof with respect to certain changes in the capitalization of the Company, no adjustment in the number of Option Shares or the Purchase Price shall be made for dividends or similar rights for which the record date is prior to such date of exercise.
11. No Right to Employment. Nothing contained in the Plan or this Agreement shall confer, and the grant of the Option shall not be construed as conferring, upon the Optionee, any right to continue in the employ or service of the Company or any Subsidiary of the Company or interfering in any way with the right of the Company or any Subsidiary of the Company to (a) terminate the Optionee’s employment or service at any time, or (b) increase or decrease the compensation of the Optionee from the rate in existence at the time of granting the Option.
12. Compliance with Rule 16b-3. If Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision applies to the Optionee or to the grant of the Option pursuant to the Plan to the Optionee, then the grant of the Option hereunder is intended to be in compliance with one or more of the exemptions provided in Rule 16b-3.
13. Miscellaneous.
(a) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given when sent by first class certified or registered mail, postage prepaid, return receipt requested, or by personal delivery, addressed as follows:
If to the Company, at its principal executive offices; or
If to the Optionee, at the address set forth below his signature on the attached Notice of Stock Option Grant.
The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to provisions governing conflicts of laws.
(c) Entire Agreement. This Agreement (along with the Plan and the Notice of Stock Option Grant) constitutes the entire agreement and understanding between the parties hereto regarding the subject matter hereof, and supersedes all prior written or oral agreements, understandings and communications between the parties related to the subject matter of this Agreement.
(d) Amendment. This Agreement may be modified, amended or rescinded only by a written Agreement executed by all parties hereto.
(e) Severability. If any provision of the Plan, this Agreement or the Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan, this Agreement or the Option under any law, this Agreement and the Option shall be deemed amended to conform to applicable laws or, if it cannot be construed or deemed without, in the determination of the Board, materially altering the intent of the Agreement and the Option, it shall be deleted and the remainder of the Agreement shall remain in full force and effect. If any of the terms or provisions of this Agreement or the Option conflict with the requirements of applicable law or applicable rules and regulations thereunder, including the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with applicable law, or applicable rules and regulations, without invalidating new remaining provisions hereof.
(f) Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(g) Specific Performance and Remedies. The rights of the parties under this Agreement are unique and, accordingly, the parties shall have the right to, in addition to any other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance in addition to any other legal or equitable remedies that they might have to the extent permitted by law. All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be accumulative, and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.
(h) Waivers. Any of the provisions of this Agreement may be waived by an instrument in writing with the consent of the party or parties whose rights are being waived. Any waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof.
(i) Captions. The captions contained in this Agreement are included for convenience of reference only and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

(j) Construction. For purposes of this Agreement, the following rules of construction shall apply: (i) the word “or” is disjunctive but not necessarily exclusive; and (ii) the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.
(End of Non-Qualified Stock Option Agreement)

POWERSECURE INTERNATIONAL, INC.
NOTICE OF STOCK OPTION GRANT
2008 Stock Incentive Plan

Name of Optionee:

Number of Option Shares:

Type of Option:	Non-Qualified Stock Option

Exercise Price Per Share:	$

Grant Date:	, 200

Vesting Schedule:	☐ 20% Per Year commencing on First Anniversary
☐ 25% Per Year commencing on First Anniversary
☐ 33 1/3% Per Year commencing on First Anniversary
☐ 100% Immediate
☐ 20% Per Year commencing on Grant Date
☐ 25% Per Year commencing on Grant Date
☐ 33 1/3% Per Year commencing on Grant Date
☐ Performance Vesting (See attached Vesting Schedule)
☐ Other (See attached Vesting Schedule)

Expiration Date:	☐ Ten Years from Grant Date
☐ Years from Grant Date
By their execution of this Notice of Stock Option Grant, the Company and the Optionee agree that this Option is granted under and governed by the terms and conditions of the PowerSecure International, Inc. 2008 Stock Incentive Plan (as amended and restated from time to time) and the Stock Option Agreement attached to this Notice.

POWERSECURE INTERNATIONAL, INC.

By:

Its:

OPTIONEE:

Signature

Street Address

City	State	Zip Code

Vesting Schedule

Vesting Date(s) or Performance Condition(s)	Vesting Percentage